Exhibit 10.4

AGILE SOFTWARE CORPORATION

NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following option grant (the “Option”) to purchase shares of the Common Stock of Agile Software Corporation (the “Company”):

Optionee:

Grant Date:

Exercise Price:	$0.001 per share

Number of Option Shares:

Expiration Date:	November 30, 2005

Type of Option:	Non-Statutory Stock Option

Date Exercisable:	Upon Grant until November 30, 2005

Vesting Schedule: The Option Shares shall initially be unvested and subject to reacquisition by the Company for no consideration upon Optionee’s cessation of Service prior to vesting in such shares. Such reacquisition right shall lapse with respect to the Option Shares according to the following vesting schedule, provided the Optionee continues in Service on such date:

Number of Shares*	Vesting Date
X shares	December 1, 2005
Y shares	September 1, 2006
Z shares	June 1, 2007

*	On each Vesting Date, in connection with the lapse of the reacquisition right, the Company shall be entitled automatically to withhold, and the Optionee shall forfeit, sufficient Option Shares to satisfy all tax withholding obligations.

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Stock Option Agreement attached hereto as Exhibit A and the [1995 Stock Option Plan] [2000 Nonstatutory Stock Option Plan] (the “Plan”), a copy of which is attached as Exhibit C. Optionee further understands and agrees that any Option Shares purchased under the Option will be subject to the terms set forth in the Stock Purchase Agreement attached hereto as Exhibit B.

REACQUISITION RIGHTS. OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO CERTAIN REACQUISITION RIGHTS EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS. THE TERMS OF SUCH RIGHTS ARE SPECIFIED IN THE ATTACHED STOCK PURCHASE AGREEMENT.

No Employment or Service Contract. Nothing in this Notice or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

Definitions. All capitalized terms not defined in this Notice or in the attached Stock Option Agreement shall have the meaning assigned to them in the Plan.

                    , 2005

Date

AGILE SOFTWARE CORPORATION

By:

Title:

OPTIONEE

Address:

ATTACHMENTS

Exhibit A—Stock Option Agreement

Exhibit B—Stock Purchase Agreement

Exhibit C—[1995 Stock Option Plan] [2000 Nonstatutory Stock Option Plan]

EXHIBIT A

STOCK OPTION AGREEMENT

AGILE SOFTWARE CORPORATION

STOCK OPTION AGREEMENT

RECITALS

A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees and Consultants who provide services to the Company (or any Parent or Subsidiary).

B. Optionee is to render valuable services to the Company (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s grant of an option to Optionee.

C. All capitalized terms not defined in this Agreement or the attached Notice shall have the meaning assigned to them in the Plan.

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Option. The Company hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

2. Option Term. This option shall expire at 5:00 p.m. Pacific time on November 30, 2005, unless sooner terminated in accordance with Paragraph 5, 6 or 15.

3. Limited Transferability. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution and may be exercised, during Optionee’s lifetime, only by Optionee or the Optionee’s guardian or legal representative.

4. Dates of Exercise. Except as otherwise provided herein, this option shall be exercisable for the Option Shares until the Expiration Date or sooner termination of the option term under Paragraph 5, 6 or 15.

5. Cessation of Service. The option shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should Optionee cease to remain in Service for any reason.

6. Acquisition of Agile.

(a) In the event of any Corporate Transaction, the Option Shares at the time subject to this option but not otherwise vested shall automatically vest in full, and the Company’s Reacquisition right shall lapse, immediately prior to the effective date of the Corporate Transaction. However, the Option Shares shall not vest on such an accelerated basis if and to the extent: (i) this option is assumed by the successor corporation (or parent thereof) in the Corporate Transaction or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Option Shares at the time of the Corporate Transaction (the excess of the Fair Market Value of those Option Shares over the Exercise Price payable for such shares) and provides for subsequent payout in accordance with the same Vesting Schedule applicable to those unvested Option Shares as set forth in the Grant Notice.

(b) The Company shall use its best efforts to provide at least twenty (20) days prior written notice of the occurrence of any Corporate Transaction in which options under the Plan are not to be assumed by the successor corporation.

(c) Immediately following the Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

(d) If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

(e) If this option is assumed in connection with a Corporate Transaction and Optionee’s Service ceases as a result of an Involuntary Termination within eighteen (18) months following such Corporate Transaction, then the Optionee shall be credited with an additional eighteen (18) months of Service (or such lesser number of months necessary to cause all of the Option Shares to become vested) solely for purposes of calculating the number of vested Option Shares.

(f) This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

(g) “Involuntary Termination” shall mean the termination of Optionee’s Service by reason of: (i) Optionee’s involuntary dismissal or discharge by the Company (or a Parent or Subsidiary employing Optionee) for reasons other than Misconduct; or (ii) Optionee’s voluntary resignation following (1) a reduction in Optionee’s level of base salary by more than fifteen percent, (15%) (2) a reduction in the Optionee’s level of participation in any corporate-performance based bonus or incentive programs (not including sales compensation or sales incentive programs) by more than fifteen percent (15%) or (3) a relocation of Optionee’s place of employment by more than fifty (50) miles, provided and only if such reduction or relocation is effected by the Company without Optionee’s consent.

(h) “Misconduct” shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Company (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Company (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Company (or any Parent or Subsidiary).

7. Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

8. Rights as a Stockholder, Employee, or Consultant. The holder of this option shall not have any Stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares. Further, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 7. If the Optionee is an Employee, the Optionee understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company (or Parent or Subsidiary) and the Optionee, the Optionee’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Optionee any right to continue in the Service of the Company (or Parent or Subsidiary) or interfere in any way with any right of the Company (or Parent or Subsidiary) to terminate the Optionee’s Service as an Employee or Consultant, as the case may be, at any time.

9. Manner of Exercising Option. In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee must execute and deliver the Stock Purchase Agreement attached hereto as Exhibit B and must pay the applicable exercise price in cash or check made payable to the Company. As soon as practical after the Exercise Date, the Company shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

10. Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Optionee, Optionee’s assigns and the legal representatives, heirs and legatees of Optionee’s estate.

11. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

12. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

13. Integrated Agreement. The Grant Notice, this Agreement, the Stock Purchase Agreement and the Plan constitute the entire understanding and agreement between the Optionee and the Company with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among the Optionee and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Grant Notice and the Agreement shall survive any exercise of this option and shall remain in full force and effect.

14. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

15. Termination or Amendment. The Board may terminate or amend or this option at any time; provided, however, that except as provided in Paragraph 6 in connection with a Corporate Transaction, no such termination or amendment may adversely affect this option or any unexercised portion hereof without the consent of the Optionee unless such termination or amendment is necessary to comply with any applicable law or government regulation or is required to enable this option, if designated an Incentive Option in the Grant Notice, to qualify as an Incentive Option. No amendment or addition to this Agreement shall be effective unless in writing.

EXHIBIT B

STOCK PURCHASE AGREEMENT

AGILE SOFTWARE CORPORATION

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement is entered into as of this          day of                     , 2005, by and between Agile Software Company, a Delaware corporation (“Agile” or the “Company”), and                                  (“Optionee”) Company. All capitalized terms not defined in this Stock Purchase Agreement shall have the meaning assigned to them in the Plan, the attached Grant Notice or the attached Stock Option Agreement.

1. Exercise. Optionee hereby purchases                      shares of Common Stock (the “Purchased Shares”) at a purchase price of $0.001 per share (the “Exercise Price”) or $             in total (the “Aggregate Purchase Price”) pursuant to that certain stock option (the “Option”) granted Optionee on [                    , 2005] (the “Grant Date”) .

2. Payment. Concurrently with the delivery of this Stock Purchase Agreement to the Company, Optionee shall pay the Aggregate Exercise Price in cash or via check accordance with the provisions of the Option Agreement and shall deliver whatever additional documents may be required by the Option Agreement as a condition for exercise, together with a duly-executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit I) with respect to the Purchased Shares.

3. Shareholder Rights. Until such time as the Company exercises the Reacquisition Right, Optionee (or any successor in interest) shall have all the rights of a shareholder (including voting and dividend rights) with respect to the Purchased Shares subject, however, to the Reacquisition Right.

4. Grant of Reacquisition Right. The Company is hereby granted the right (the “Reacquisition Right”) to reacquire for no consideration all of the Purchased Shares in which Optionee is not, at the time of his or her cessation of Service, vested in accordance with the Vesting Schedule specified in the Grant Notice or the special acceleration provisions of Paragraph 9 of this Stock Purchase Agreement (such shares to be hereinafter referred to as the “Unvested Shares”). Unvested Shares shall be held in escrow until the Company’s Reacquisition Right lapses. At such time, sufficient shares to satisfy all tax withholding obligations shall be withheld by the Company. The Company may take any steps it deems necessary to signify the Unvested Shares subject to escrow.

5. Exercise of the Reacquisition Right. The Reacquisition Right shall automatically be exercised effective upon Optionee’s cessation of Service as to all Purchased Shares that are at such date Unvested Shares.

6. Termination of the Reacquisition Right. The Reacquisition Right shall terminate and cease to be exercisable with respect to any and all Purchased Shares in which Optionee vests in accordance with the Vesting Schedule or in accordance with Paragraph 9 hereof.

7. Tax Withholding. Employee acknowledges that the Company has tax withholding obligations at each vesting date based upon the spread between the purchase price of the shares then vesting and the fair market value of such shares on the vesting date. Optionee agrees that the Company may withhold a sufficient number of Purchased Shares to cover all tax withholding obligations, with the withheld shares to be valued at the fair market value on the vesting date.

8. Recapitalization. Any new, substituted or additional securities or other property (including cash paid other than as a regular cash dividend) which is by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company’s outstanding Common Stock as a class without the Company’s receipt of consideration (“Recapitalization”) distributed with respect to the Purchased Shares shall be immediately subject to the Reacquisition Right, but only to the extent the Purchased

Shares are at the time covered by such right. Appropriate adjustments to reflect such distribution shall be made to the number and/or class of Purchased Shares subject to this Stock Purchase Agreement and to the price per share to be paid upon the exercise of the Reacquisition Right in order to reflect the effect of any such Recapitalization upon the Company’s capital structure; provided, however, that the aggregate purchase price shall remain the same.

9. Corporate Transaction.

(a) The Reacquisition Right shall automatically terminate in its entirety, and all the Purchased Shares shall vest in full, immediately prior to the consummation of any Corporate Transaction, except to the extent the successor entity in such Corporate Transaction assumes the Plan and any options and/or restricted stock issued under the Plan.

(b) To the extent the Reacquisition Right remains in effect following a Corporate Transaction, such right shall apply to any new securities or other property (including any cash payments) received in exchange for the Purchased Shares in consummation of the Corporate Transaction, but only to the extent the Purchased Shares are at the time covered by such right. The new securities or other property (including any cash payments) issued or distributed with respect to the Purchased Shares in consummation of the Corporate Transaction shall be immediately deposited in escrow with the Company (or the successor entity) and shall not be released from escrow until Optionee vests in such securities or other property in accordance with the same Vesting Schedule in effect for the Purchased Shares.

(c) To the extent the Reacquisition Right remains in effect following a Corporate Transaction and Optionee’s Service ceases as a result of an Involuntary Termination within eighteen (18) months following such Corporate Transaction, then the Optionee shall be credited with an additional eighteen (18) months of Service (or such lesser number of months necessary to cause all of the Option Shares to become vested) solely for purposes of calculating the number of vested Option Shares.

10. Restriction on Transfer. Except for any transfer of title to the Purchased Shares effected pursuant to Optionee’s will or the laws of intestate succession following Optionee’s death (“Permitted Transfer”), Optionee shall not transfer, assign, encumber or otherwise dispose of any of the Purchased Shares which are subject to the Reacquisition Right.

11. Transferee Obligations. Each person (other than the Company) to whom the Purchased Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Stock Purchase Agreement and that the transferred shares are subject to the Reacquisition Right to the same extent such shares would be so subject if retained by Optionee.

12. Assignment. The Company may assign the Reacquisition Right to any person or entity selected by the Board, including (without limitation) one or more shareholders of the Company.

13. No Employment or Service Contract. Nothing in this Stock Purchase Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

14. Notices. Any notice required to be given under this Stock Purchase Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Stock Purchase Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph to all other parties to this Stock Purchase Agreement.

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15. No Waiver. The failure of the Company in any instance to exercise the Reacquisition Right shall not constitute a waiver of any other repurchase rights that may subsequently arise under the provisions of this Stock Purchase Agreement or any other agreement between the Company and Optionee or Optionee’s spouse. No waiver of any breach or condition of this Stock Purchase Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

16. Cancellation of Shares. If the Company shall make available, at the time and place and in the amount and form provided in this Stock Purchase Agreement, the consideration for the Purchased Shares to be reacquired in accordance with the provisions of this Stock Purchase Agreement, then from and after such time, the person from whom such shares are to be reacquired shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Stock Purchase Agreement). Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Company shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Stock Purchase Agreement.

17. Optionee Undertaking. Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Optionee or the Purchased Shares pursuant to the provisions of this Stock Purchase Agreement.

18. Agreement is Entire Contract. This Stock Purchase Agreement and the attached Grant Notice and Stock Option Agreement constitute the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan.

19. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without resort to that State’s conflict-of-laws rules.

20. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

21. Successors and Assigns. The provisions of this Stock Purchase Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon Optionee, Optionee’s assigns and the legal representatives, heirs and legatees of Optionee’s estate, whether or not any such person shall have become a party to this Stock Purchase Agreement and have agreed in writing to join herein and be bound by the terms hereof.

22. Power of Attorney. Optionee’s spouse hereby appoints Optionee his or her true and lawful attorney in fact, for him or her and in his or her name, place and stead, and for his or her use and benefit, to agree to any amendment or modification of this Stock Purchase Agreement and to execute such further instruments and take such further actions as may reasonably be necessary to carry out the intent of this Stock Purchase Agreement. Optionee’s spouse further gives and grants unto Optionee as his or her attorney in fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as he or she might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that Optionee shall lawfully do and cause to be done by virtue of this power of attorney.

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IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement on the day and year first indicated above.

AGILE SOFTWARE CORPORATION

By:

Title:

Address:

OPTIONEE

By:

Title:

Address:

Address:

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SPOUSAL ACKNOWLEDGMENT

The undersigned spouse of Optionee has read and hereby approves the foregoing Stock Purchase Agreement. In consideration of the Company’s granting Optionee the right to acquire the Purchased Shares in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms of such Agreement, including (without limitation) the right of the Company (or its assigns) to purchase any Purchased Shares in which Optionee is not vested and the right of the Company (or its assigns) to purchase any and all interest or right the undersigned may otherwise have in the Purchased Shares pursuant to community property laws or other marital property rights.

OPTIONEE’S SPOUSE

Address:

EXHIBIT I

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED                      hereby sell(s), assign(s) and transfer(s) unto Agile Software Company (the “Company”),              (            ) shares of the Common Stock of the Company standing in his or her name on the books of the Company represented by Certificate No.              herewith and do hereby irrevocably constitute and appoint              Attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated:

Signature

Instruction: Please do not fill in any blanks other than the signature line. Please sign exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Company to exercise the Reacquisition Right without requiring additional signatures on the part of Optionee.